Geospatial Corporation S-1

EXHIBIT 10.16

MUTUAL TERMINATION AND RELEASE AGREEMENT

THIS MUTUAL TERMINATIONAND RELEASE AGREEMENT (the "Agreement") is made and entered into effective February 28, 2013, by and between GEOSPATIAL HOLDINGS, INC., a Nevada corporation ("Geospatial"), and TIMOTHY F. SUTHERLAND, THOMAS J. RIDGE, PACE GLOBAL ENERGY SERVICES, LLC, PACE FINANCIAL SERVICES, LLC, and RIDGE GLOBAL, LLC (collectively, the "Pace Group"). Geospatial and the Pace Group are collectively referred to herein as the "Parties", and Geospatial and the Pace Group are individually referred to herein as a "Party".

WHEREAS, Geospatial has entered into various agreements with the Pace Group, including, but not limited to, the Strategic Advisory Agreement dated March 2, 2010; the Fee Deferral Agreement dated October 19, 2010; the Promissory Note dated October 19, 2010; the First Amendment to Fee Deferral Agreement dated February 24, 2011; the First Amendment to Promissory Note dated February 24, 2011; and the Engagement Letter dated April 27, 2011. The above-named agreements, together with any and all oral or written agreements between the Parties through the date of this Agreement are collectively known as the "Prior Agreements".

WHEREAS, members of the Pace Group, collectively and individually, have served in various management, advisory, consulting, or Board of Directors positions in Geospatial; and

WHEREAS, Geospatial has found itself in dire financial straits and the Pace Group has resigned from its various management roles with Geospatial; and

WHEREAS, the Parties have determined it to be in their best interest to terminate all obligations between the Parties arising from the Prior Agreements, and to agree not to pursue litigation or any other action against one another.

NOW, THEREFORE, in consideration of the foregoing and the promises and mutual covenants set forth herein the Parties to this Agreement agree as follows with the intent to be legally bound:

1. Termination of Prior Agreements. The Parties agree that each of the Prior

Agreements is hereby unconditionally terminated and of no further force and effect.

2. Mutual Release; Forbearance of Suit.

(a) Mutual Release. Each Party hereby fully releases and forever discharges the other Party and all of its members, managers, employees, agents, successors, assigns, legal representatives, insurers, consultants, affiliates, directors and officers from and against any and all actions, claims, suits, demands, debts, payment obligations or other obligations or liabilities of any nature whatsoever, whether known or unknown, which such Party or any of its members, managers, employees, agents, successors, assigns, legal representatives, insurers, consultants, affiliates, directors or officers have had, now have or may in the future have directly or indirectly arising out of or in connection with the Prior Agreements, including any activities undertaken by any Party pursuant to the Prior Agreements (collectively, "Claims"). Notwithstanding anything in this Agreement to the contrary, nothing contained herein is intended to, and this Agreement shall not operate to, release any Party from any claims it may have to enforce any rights conferred under this Agreement

(b) Acknowledgment of Possible Unknown Claims. Each Party hereby acknowledges that there is a possibility that subsequent to the execution of this Agreement it will discover facts or incur or suffer Claims that were unknown or unsuspected at the time this Agreement was executed, and which if known by it at the time may have materially affected its decision to execute this Agreement. Each Party acknowledges and agrees that by reason of this Agreement, and its release set forth above, it is assuming any risk of such unknown and unsuspected Claims.

(i)	Geospatial hereby declares the following to be known, or anticipated claims:

	(A)	Brad Brooks et al. v. Geospatial Holdings, Inc. et al., Court of
Common Pleas of Butler County, Pennsylvania at AD 12-10436,

	(B)	Various wage and expense claims,

	(C)	Various tax obligations, and

	(D)	Normal trade payables.

ii)	In the event of any claim made against any of these parties, whether that claim be a formal Notice of Claim, civil litigation filed by Civil Complaint or Writ of Summons or any other legal attempt to collect any monetary amount, enforce a judgment, demand payment of a liability, if it is determined that Geospatial had known or should have known of the existence of that possible claim with reasonable investigation, the assumption of risk referred to in Paragraph (b) above, is hereby voided with respect to such claim.

(c) Forbearance of Suit. Each Party hereby agrees that subject to provisions of Subparagraph (b)(i) and (b)(ii) above, it will refrain and forebear from commencing, instituting or prosecuting any lawsuit, action or other proceeding of any kind whatsoever, by way of a claim or counterclaim against the other Party. However, the parties do not waive or forego their right to defend themselves respectively and bring forth any defense, set-off, cross-complaint or new matter against the other party and would fully retain all legal rights under any of the applicable Rules of Civil Procedure if litigation was commenced against Geospatial Holdings, Inc., the Pace Group or any of the individuals referred to above if said claim or litigation is brought by a third party.

(d) Indemnification. Notwithstanding any other provisions of this Agreement, each Party agrees that with regard to any and all known, anticipated, unknown, unsuspected, and other future claims, including any shareholder lawsuit whether now known or unknown, Geospatial shall indemnify the Pace Group upon any liability imposed on the Pace Group or any member of the Pace Group and from any expense reasonably incurred by the Pace Group (including the advancement of reasonable attorneys’ fees and related litigation expenses as incurred) in connection with any claim made against the Pace Group or a member of the Pace Group, or any action, suit, or proceeding to which a member of the Pace Group may be a party by reason of his being or having been an employee of Geospatial, a Director of Geospatial, an Officer of Geospatial, or a service provider of Geospatial.

(e) D&O Insurance Coverage. Geospatial agrees that Timothy F. Sutherland and Thomas J. Ridge, as Directors and Officers of Geospatial, were and remain covered by Geospatial’s Directors’ and Officers’ Liability insurance and not to reduce, terminate, non-renew or rescind any such insurance coverage, regardless of whether any additional potential claims from that period are known to the Parties as of the date of the execution of this agreement.

3. Miscellaneous.

(a) This Agreement shall be binding on and inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors and assigns.

(b) This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(c) The Parties agree that this Agreement sets forth the entire agreement between them on this subject, and supersedes all other oral and written understandings or agreements between the parties regarding the subject matter of this Agreement.

(d) Any amendment to this Agreement shall be made in writing and signed by the Parties hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the first date set forth above.

PACE GLOBAL ENERGY SERVICES, LLC

By: /s/ Timothy F. Sutherland
Timothy F. Sutherland

PACE FINANCIAL SERVICES, LLC

By: /s/ Timothy F. Sutherland
Timothy F. Sutherland

RIDGE GLOBAL, LLC

By: /s/ Tom Ridge
Tom Ridge

TIMOTHY SUTHERLAND, INDIVIDUAL

By: /s/ Timothy F. Sutherland
Timothy F. Sutherland

TOM RIDGE, INDIVIDUAL

By: /s/ Tom Ridge
Tom Ridge

GEOSPATIAL HOLDINGS, INC.

By: /s/ Mark A. Smith
Mark A. Smith, CEO